EXHIBIT 23.2
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                  HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC
                            ATTORNEYS AND COUNSELORS
                                  HAMPTON COURT
                                    SUITE 600
                                  4311 OAKLAWN
                               DALLAS, TEXAS 75219



                                Steven B. Holmes
                      Licensed In TELEPHONE (214) 765-6000
                  Texas and Oklahoma TELECOPIER (214) 765-6020
                          E-MAIL SHOLMES@LEGALTEXAS.COM


November 12, 1999

Board of Directors
Aguay Corporation
18555 NE 14th Ave.
Building "F" Ste. 611
North Miami Beach, Florida 33179


   Re: Aguay Corporation
      Registration Statement on Form 10-SB

Gentlemen:

   We have been retained by Aguay Corporation (the "Company")in connection with the Registration Statement (the "Registration Statement") on Form 10-SB, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

   In connection with the request, we have examined the following:

   1.   Articles of Incorporation of the Company;

   2.   Bylaws of the Company;

   3.   The Registration Statement; and

   4. Unanimous consent resolutions of the Company's Board of Directors.



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HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC


Board of Directors
November 12, 1999
Page 2


   We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

   Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized  and,  when  issued  in  accordance  with the  terms set forth in the
Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Delaware.

   We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


Sincerely,
HOGE, EVANS, HOLMES,
CARTER & LEDBETTER PLLC

/s/Steven B. Holmes

SBH

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